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                                                              EXHIBIT 10.17

                                                   Private Client Group

                                                   Merrill Lynch Business
                                                   Financial Services Inc.
                                                   222 North LaSalle Street
[MERRILL LYNCH LOGO]                               17th Floor
                                                   Chicago, Illinois 60801
                                                   (312) 269-4447
                                                   FAX: (312) 488-3253


                                                   August 18, 2000


Cysive, Inc.
11480 Sunset Hills Drive, Suite 200E
Reston, VA 20190


               RE:  WCMA LINE OF CREDIT EXTENSION

Ladies & Gentlemen:

This Letter Agreement will serve to confirm certain agreements of Merrill Lynch Business Financial Services Inc. ("MLBFS") and Cysive, Inc. ("Customer") with respect to: (i) that certain WCMA LOAN AND SECURITY AGREEMENT NO. 795-07601 between MLBFS and Customer (including any previous amendments and extensions thereof), and (ii) all other agreements between MLBFS and Customer in connection therewith (collectively, the "Loan Documents"). Capitalized terms used herein and not defined herein shall have the meaning set forth in the Loan Documents.

Subject to the terms hereof, effective as of the "Effective Date" (as defined below) the Loan Documents are hereby amended as follows:

(a) The "Maturity Date" of the WCMA Line of Credit is hereby extended to September 30, 2001.

(b) The "Line Fee" for the period ending September 30, 2001, shall be $12,500,00. Customer hereby authorizes and directs MLBFS to charge said amount to WCMA Account No. 795-07601 on or at any time after the Effective Date. Once paid Line Fees are non-refundable.

(c) MLBFS has approved an extension until the Maturity Date of the letter of credit availability for Customer under the WCMA Line of Credit, in an aggregate amount up to the lesser of: (i) $500,000.00 or (ii) the remaining availability under Customer's WCMA Line of Credit after giving effect to all outstanding WCMA Loans and amounts reserved for outstanding letters of credit. In connection with said extension, Customer hereby authorizes MLBFS to charge to Customer's WCMA Account via the Funds Transfer Service all fees from time to time payable in accordance with the terms of the Letter of Credit Supplement included in the Loan Documents. In lieu of authorizing MLBFS to charge the Letter of Credit Commitment Fee using FTS, Customer may pay said fee by check concurrently with the execution and return of this Letter Agreement. Once paid, the Letter of Credit Commitment Fee and all such other fees are non-refundable.

Except as expressly amended hereby, the Loan Documents shall continue in full force and effect upon all of their terms and conditions.

Customer acknowledges, warrants and agrees, as a primary inducement to MLBFS to enter into this Agreement, that: (a) no Default or Event of Default has occurred and is continuing under the Loan Documents; (b) each of the warranties of Customer in the Loan Documents are true and

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                               MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.


Cysive, Inc.
August 18, 2000
Page No. 2




correct as of the date hereof and shall be deemed remade as of the date hereof;
(c) Customer does not have any claim against MLBFS or any of its affiliates arising out of or in connection with the Loan Documents or any other matter whatsoever; and (d) Customer does not have any defense to payment of any amounts owing, or any right of counterclaim for any reason under, the Loan Documents.

Provided that no Event of Default, or event which with the giving of notice, passage of time, or both, would constitute an Event of Default, shall then have occurred and be continuing under the terms of the Loan Documents, the amendments and agreements in this Letter Agreement will become effective on the date ("Effective Date") upon which: (a) Customer shall have executed and returned the duplicate copy of this Letter Agreement enclosed herewith; and
(b) an officer of MLBFS shall have reviewed and approved this Letter Agreement as being consistent in all respects with the original internal authorization hereof.

Notwithstanding the foregoing, if Customer does not execute and return the duplicate copy of this Letter Agreement within 14 days from the date hereof, or if for any other reason (other than the sole fault of MLBFS) the Effective Date shall not occur within said 14-day period, then all of said amendments and agreements will, at the sole option of MLBFS, be void.


Very truly yours,

MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC.



By: /s/ JASON E. DEEGAN
   -------------------------------
    Jason E. Deegan
    Senior Relationship Manager


Accepted:


CYSIVE, INC.

By: /s/ JOHN R. LUND
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Printed Name:    JOHN R. LUND
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Title:   CFO
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